Exhibit 99.1

ClubCorp Reports Twelfth Consecutive Quarter of Growth, Announces Acquisition of Oakhurst Golf and Country Club and "The Collective" a New Club Concept

•	First quarter revenue was $221.3 million, up 3.0%, net loss decreased $0.8 million to $7.5 million, and adjusted EBITDA was $43.7 million, up 4.2%

•	ClubCorp acquires Oakhurst Golf and Country Club in Clarkston, Michigan

•	ClubCorp signs lease to open a new concept business / social club "The Collective" in Seattle, Washington

•
The Company's Board of Directors provides an update on its review of strategic alternatives by unanimously determining not to pursue a strategic transaction at this time. The Board's Strategic Review Committee will remain in place, and the Company will continue executing its three-pronged growth strategy focused on organic growth, reinvention and acquisitions

•	Eric Affeldt announces his intention to retire from his role as Chief Executive Officer upon the appointment of his successor

DALLAS (April 12, 2017) - ClubCorp - The World Leader in Private Clubs® (NYSE: MYCC) - announces financial results for its fiscal-year 2017 first quarter ended March 21, 2017. The first quarter of fiscal 2017 and fiscal 2016 consisted of 12 weeks. All growth percentages refer to year-over-year progress.

First Quarter Results:

•	Revenue increased $6.4 million to $221.3 million, up 3.0%.

•	Net Loss decreased $0.8 million to $7.5 million, down 9.7%.

•	Adjusted EBITDA(1) increased $1.8 million to $43.7 million, up 4.2%, driven by increased revenue and from effective management of variable operating expenses.

•
Same Store Combined Clubs(2) revenue increased $5.5 million to $217.1 million, up 2.6%, driven by increases in all three major revenue streams, dues up 2.8%, food & beverage up 2.0% and golf operations up 4.7%.

•
Same-store Combined Clubs Adjusted EBITDA increased $1.9 million to $59.2 million, up 3.3%, due to increased revenue, and favorable variable payroll, payroll related and other operating expenses as a percentage of revenue. Same-store Adjusted EBITDA margin was 27.3%.

•	New or Acquired Clubs.(2) New clubs opened or acquired in 2016 and 2017 contributed revenue of $2.7 million and adjusted EBITDA of $0.2 million.

ClubCorp FY17 Q1 Earnings Release	1	Page

Exhibit 99.1

2017 First Quarter Summary:
(Unaudited financial information)

	First quarter ended
(In thousands, except for membership data)	March 21, 2017 (12 weeks)	March 22, 2016 (12 weeks)	% Change

Total Revenue	$221,278	$214,873	3.0%

Net loss	$(7,506)	$(8,313)	9.7%

Golf and Country Clubs Adjusted EBITDA	$52,822	$50,123	5.4%
Business, Sports and Alumni Clubs Adjusted EBITDA	$6,664	$7,274	(8.4)%
Corporate expenses and other operations (3)	$(15,745)	$(15,407)	(2.2)%
Adjusted EBITDA (1)	$43,741	$41,990	4.2%

Total memberships, excluding managed club memberships	174,010	170,629	2.0%

Quotes:

•
Eric Affeldt, chief executive officer: “We are pleased to deliver our twelfth consecutive quarter of revenue and adjusted EBITDA growth. As we celebrate ClubCorp's 60th anniversary this year, the Company remains firmly committed to executing its three-pronged growth strategy focused on organic growth, reinvention and acquisitions. We are particularly excited about the pacing of acquisitions, as we have already added four new clubs to our golf and country club segment this year as compared to three clubs added in fiscal 2016. Additionally, we completed a lease agreement to construct a new concept business / social club named "The Collective" that will open next year in Seattle. In each case, these clubs are expected to drive additional return on investment and further expand the value of our local, regional and national networks.”

•
Mark Burnett, president and chief operating officer: “We continue to see increased member activity and usage at our recently reinvented and acquired clubs. In the first twelve weeks of fiscal 2017, we achieved another quarter of adjusted EBITDA growth, benefiting greatly from improved performance at these clubs. Likewise, our O.N.E. offering continues to appeal to our members with approximately 54% of our memberships enrolled in O.N.E.. We are excited by the positive momentum in our golf and country club business and are gearing up for what we expect will be a busy golf season this spring and into the summer.”

•
Curt McClellan, chief financial officer: “We delivered solid results in our first quarter of 2017. Consolidated adjusted EBITDA growth of 4.2% during the quarter was in line with our expectations following last year's impressive growth of 8.2%. Consolidated revenues grew 3.0% for the quarter and overall adjusted EBITDA margins improved 30 bps to 19.8% while same store margins improved 20 bps to 27.3%. Our reinvention projects and acquisitions are performing as expected, significantly increasing member usage. Our leverage is 4.27x currently and we remain committed to de-levering the Company to below 4x by mid-2018."

ClubCorp FY17 Q1 Earnings Release	2	Page

Exhibit 99.1

Segment Highlights:
Golf and country clubs (GCC):

•	First quarter, GCC revenue was up $7.3 million to $179.9 million, up 4.2%.

•	First quarter, GCC adjusted EBITDA increased $2.7 million to $52.8 million, up 5.4%, and GCC adjusted EBITDA margin increased 40 basis points to 29.4%.

•	First quarter, GCC same-store revenue increased $5.2 million, up 3.0%. Dues revenue was up 3.5%, food & beverage revenue increased 1.9% and golf operations revenue increased 4.7%.

•	First quarter, GCC same-store adjusted EBITDA increased $2.5 million, up 5.1%, due largely to improved variable payroll, payroll related and other operating expenses as a percentage of revenue.

•	First quarter, GCC same-store adjusted EBITDA margin improved 60 basis points to 29.7%.

•	Clubs acquired in 2016 and 2017 contributed first quarter, GCC revenue of $2.7 million and GCC adjusted EBITDA of $0.2 million.

Business, sports and alumni clubs (BSA):

•	First quarter, BSA revenue was up $0.2 million to $39.9 million, up 0.6% driven by increases in food & beverage revenue.

•	First quarter, BSA adjusted EBITDA declined $0.6 million to $6.7 million, down 8.4% largely due to an increase in cost of sales and an increase in variable payroll expenses as a percentage of revenue.

•	First quarter, BSA adjusted EBITDA margin decreased 160 basis points to 16.7%.

ClubCorp FY17 Q1 Earnings Release	3	Page

Exhibit 99.1

Other Data:

•
O.N.E. and Other Upgrades. As of March 21, 2017 and December 27, 2016, approximately 54% of memberships were enrolled in O.N.E. or similar upgrade programs. As of March 21, 2017, the Company offered O.N.E. at 156 clubs.

•
Reinvention. In total, for 2017, the Company expects ROI expansion capital to be approximately $44 million. Of this amount, ClubCorp plans to invest approximately $26 million on 7 same-store clubs and approximately $18 million on recently acquired clubs.

•
Acquisitions. As of March 21, 2017, ClubCorp has acquired three clubs: Eagle's Nest Country Club in Phoenix, Maryland (part of the greater Baltimore MSA), North Hills Country Club in Glenside, Pennsylvania (part of the greater Philadelphia MSA) and Norbeck Country Club in Rockville, Maryland. And today, ClubCorp acquired Oakhurst Golf and Country Club located in Clarkston, Michigan (part of the Detroit MSA). In fiscal year 2016, ClubCorp acquired three clubs: Heritage Golf and Country Club in Hilliard, Ohio (part of the Columbus MSA); Santa Rosa Country Club in Santa Rosa, California; and Marsh Creek Country Club in St. Augustine, Florida. In addition, ClubCorp entered a management agreement to operate the Country Club of Columbus in Columbus, Georgia. As of March 21, 2017, ClubCorp owns or operates 162 golf and country clubs representing approximately 200 18-hole equivalents, of which nine are managed clubs. Additionally, the Company owns or operates 45 business, sports and alumni clubs, of which three are managed clubs.

•
Membership. Membership totals exclude membership count from managed clubs. As of March 21, 2017, total memberships increased 3,381 to 174,010, up 2.0%, over memberships at March 22, 2016. Total golf and country club memberships increased 3.8%, while total business, sports and alumni club memberships declined 2.1%.

•
Capital Structure. At the end of the first quarter, the Company had $53.9 million in cash and cash equivalents and total liquidity of approximately $199 million. ClubCorp's total leverage ratio was 4.27x at the end of the first quarter, up slightly from 4.20x at the end of fiscal 2016 with the increase related to a decline in cash during our slowest quarter of the year.

Company Outlook:
The following guidance is based on current management expectations. All financial guidance amounts are estimates and subject to change, including as a result of matters discussed under the “Forward-Looking Statements” cautionary language which follows, and the Company undertakes no duty to update its guidance. For fiscal year 2017, the Company reiterates its guidance for revenue in the range of $1,095 to $1,135 million, and adjusted EBITDA in the range of $255 to $265 million.

ClubCorp FY17 Q1 Earnings Release	4	Page

Exhibit 99.1

About ClubCorp Holdings:
Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner-operator of private golf and country clubs and private business clubs in North America. ClubCorp owns or operates a portfolio of over 200 golf and country clubs, business clubs, sports clubs, and alumni clubs in 27 states, the District of Columbia and two foreign countries that serve over 430,000 members, with approximately 20,000 peak-season employees. ClubCorp Holdings, Inc. is a publicly traded company on the New York Stock Exchange (NYSE: MYCC). ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); The Woodlands Country Club (The Woodlands, Texas); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Conference Call:
The Company’s earnings presentation is available at ir.clubcorp.com. The Company will hold a conference call on Wednesday, April 12, 2017 at 7:30 a.m. CDT (8:30 a.m. EDT) to discuss its first quarter 2017 financial results. The conference call will be broadcast live and can be accessed via the Company's website at ir.clubcorp.com, along with an associated slide presentation. To participate in the teleconference, please call in a few minutes before the start time: (877) 201-0168 for U.S. callers and (647) 788-4901 for international callers and reference the ClubCorp first quarter conference call (confirmation code 99134788) when prompted. For those unable to participate in the live call, a replay of the call will be available at ir.clubcorp.com.

Statement Regarding Non-GAAP Financial Measures
Adjusted EBITDA (“Adjusted EBITDA”) is a key financial measure used by our management to (1) internally measure our operating performance, (2) evaluate segment performance and allocate resources and support certain valuation analyses and (3) assess our ability to service our debt, incur additional debt, make acquisitions, pay dividends and make capital expenditures. We believe that Adjusted EBITDA is useful to investors and lenders as a performance measure because it adjusts our operating results to be reflective of our core, ongoing, operating performance. As such, Adjusted EBITDA provides relevant information about trends for the periods presented and adjusts for the impact of certain items on a consistent basis from period to period. We believe this measure allows investors and lenders to evaluate performance using the same metrics that management uses to evaluate performance and plan annual budgets. We also believe Adjusted EBITDA is useful as a liquidity measure because it demonstrates our ability to service our debt, incur additional debt, make acquisitions, pay dividends and make capital expenditures.

EBITDA is defined as net income before interest expense, income taxes, interest and investment income, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus impairments, gain or loss on disposition and acquisition of assets, losses from divested clubs, loss on extinguishment of debt, non-cash and other adjustments, equity-based compensation expense and a deferred revenue adjustment. The deferred revenue

ClubCorp FY17 Q1 Earnings Release	5	Page

Exhibit 99.1

adjustment to revenues and Adjusted EBITDA within each segment represents estimated deferred revenue using current membership life estimates related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting. Adjusted EBITDA is based on the definition of Consolidated EBITDA as defined in the credit agreement governing our senior secured credit facilities and may not be comparable to similarly titled measures reported by other companies. The credit agreement governing our senior secured credit facilities and the indenture governing our senior notes contain certain covenants which are based upon specified financial ratios in reference to Adjusted EBITDA, after giving effect to the pro forma impact of acquisitions. Adjusted EBITDA as reported is identical to the computation of Consolidated EBITDA as defined in the credit agreement governing our senior secured credit facilities, except that for purposes of certain covenants in the credit agreement, a pro forma adjustment is made to Consolidated EBITDA in order to give effect to current period acquisitions as though they had been consummated on the first day of the four quarter period presented. The pro forma impact gives effect to all acquisitions in the four quarters ended March 21, 2017 as though they had been consummated on the first day of second quarter of fiscal year 2016.

Adjusted EBITDA is not determined in accordance with GAAP and should not be considered in isolation, more meaningful than or as a substitute for a measure of performance or liquidity prepared in accordance with GAAP and is not indicative of net income or loss or operating cash flows as determined under GAAP. Non-GAAP financial measures have limitations that should be considered before used as measures to evaluate the Company's financial performance or liquidity. Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation.

The financial statement tables that accompany this press release include a reconciliation of historical non-GAAP financial measures to the applicable and most comparable GAAP financial measures. The Company has not reconciled Adjusted EBITDA guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the high variability, complexity and low visibility with respect to impairments and disposition of assets, income taxes and centralization and transformation costs which are excluded from Adjusted EBITDA. We expect the variability of these charges to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

Important Additional Information and Where to Find It
The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”).

The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the 2017 Annual Meeting (the “2017 Proxy Statement”), together with a WHITE proxy card.  STOCKHOLDERS ARE URGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS

ClubCorp FY17 Q1 Earnings Release	6	Page

Exhibit 99.1

THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting.

Stockholders will be able to obtain, free of charge, copies of the 2017 Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2017 Annual Meeting at the SEC’s website (http://www.sec.gov) or via the Company’s Investors section of the ClubCorp website at ir.clubcorp.com. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885 or by email: ClubCorp@mackenziepartners.com.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. These forward-looking statements can be identified by the fact that they do not relate strictly to current or historical facts and often include words such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology in this press release and any attachment to identify forward-looking statements. All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2016.

ClubCorp FY17 Q1 Earnings Release	7	Page

Exhibit 99.1

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company's filings with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

Statement Regarding Definitions and Financial Measures
The definitions and basis of presentation for financial measures used in this press release, including EBITDA, Adjusted EBITDA and same-store measures, are discussed more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 27, 2016, as amended by the Form 10-K/A filed on March 27, 2017, and the Company's Quarterly Report on Form 10-Q for the period ended March 21, 2017. This press release should be read in conjunction with such Annual Report and Quarterly Report.
______________________
Notes:

(1)
Adjusted EBITDA is not calculated in accordance with accounting principles generally accepted in the U.S. (“GAAP”). See the “Statement Regarding Non-GAAP Financial Measures” section of this press release for the definition of Adjusted EBITDA and the reconciliation later in this press release to the most comparable financial measure calculated in accordance with GAAP.

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs that the Company is currently operating as of March 21, 2017, that were opened, acquired or added under management agreements in the twelve weeks ended March 21, 2017 and the fiscal year ended December 27, 2016 consisting of: Marsh Creek Country Club, Santa Rosa Golf and Country Club, Country Club of Columbus, Heritage Golf Club, Eagle's Nest Country Club, North Hills Country Club and Norbeck Country Club.

(3)
Consists of other business activities including ancillary revenues related to alliance arrangements, a portion of the revenue associated with upgrade offerings, reimbursements for certain costs of operations at managed clubs, corporate overhead expenses and shared services.

# # #

(Financial Tables Follow)

ClubCorp FY17 Q1 Earnings Release	8	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS (GCC)
(In thousands, except for memberships and percentages)
(Unaudited financial information)

	First quarter ended
GCC	March 21, 2017 (12 weeks)	March 22, 2016 (12 weeks)	% Change (1)

Same Store Clubs (2)
Revenue
Dues	$98,511	$95,220	3.5%
Food and Beverage	34,457	33,805	1.9%
Golf Operations	31,459	30,045	4.7%
Other	12,786	12,903	(0.9)%
Revenue	$177,213	$171,973	3.0%
Club operating costs and expenses exclusive of depreciation	$124,633	$121,924	2.2%
Adjusted EBITDA	$52,580	$50,049	5.1%
Adjusted EBITDA Margin	29.7%	29.1%	60 bps

New or Acquired Clubs (2)
Revenue	$2,702	$629	NM
Club operating costs and expenses exclusive of depreciation	$2,460	$555	NM
Adjusted EBITDA	$242	$74	NM

Total Golf and Country Clubs
Revenue	$179,915	$172,602	4.2%
Club operating costs and expenses exclusive of depreciation	$127,093	$122,479	3.8%
Adjusted EBITDA	$52,822	$50,123	5.4%
Adjusted EBITDA Margin	29.4%	29.0%	40 bps

Total memberships, excluding managed club memberships	122,117	117,602	3.8%
____________________

(1)	Percentage changes that are not meaningful are denoted by “NM.”

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs that the Company is currently operating as of March 21, 2017, that were acquired, opened or added under management agreements during the twelve weeks ended March 21, 2017 and the fiscal year ended December 27, 2016 consisting of: Marsh Creek Country Club, Santa Rosa Golf and Country Club, Country Club of Columbus, Heritage Golf Club, Eagle's Nest Country Club, North Hills Country Club and Norbeck Country Club.

ClubCorp FY17 Q1 Earnings Release	9	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS (BSA)
(In thousands, except for memberships and percentages)
(Unaudited financial information)

	First quarter ended
BSA	March 21, 2017 (12 weeks)	March 22, 2016 (12 weeks)	% Change (1)

Same Store Clubs (2)
Revenue
Dues	$18,504	$18,561	(0.3)%
Food and Beverage	18,852	18,441	2.2%
Other	2,535	2,640	(4.0)%
Revenue	$39,891	$39,642	0.6%
Club operating costs and expenses exclusive of depreciation	$33,227	$32,365	2.7%
Adjusted EBITDA	$6,664	$7,277	(8.4)%
Adjusted EBITDA Margin	16.7%	18.4%	(170) bps

New or Acquired Clubs (2)
Revenue	$—	$—	NM
Club operating costs and expenses exclusive of depreciation	$—	$3	NM
Adjusted EBITDA	$—	$(3)	NM

Total Business, Sports and Alumni Clubs
Revenue	$39,891	$39,642	0.6%
Club operating costs and expenses exclusive of depreciation	$33,227	$32,368	2.7%
Adjusted EBITDA	$6,664	$7,274	(8.4)%
Adjusted EBITDA Margin	16.7%	18.3%	(160) bps

Total memberships, excluding managed club memberships	51,893	53,027	(2.1)%
______________________

(1)    Percentage changes that are not meaningful are denoted by “NM.”

(2)
Clubs are considered same store once they have been fully operational for one fiscal year. Newly acquired or opened clubs, clubs added under management agreements and divested clubs are not classified as same store. Once a club has been divested, it is removed from the same store classification for all periods presented. New or Acquired Clubs include those clubs which are under development or that the Company is currently operating as of March 21, 2017, that were opened or added under management agreements during the twelve weeks ended March 21, 2017 and the fiscal year ended December 27, 2016.

ClubCorp FY17 Q1 Earnings Release	10	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURES
(In thousands)
(Unaudited financial information)

	First quarter ended		Four Quarters Ended
	March 21, 2017 (12 weeks)	March 22, 2016 (12 weeks)	March 21, 2017 (52 weeks)
Net (loss) income	$(7,506)	$(8,313)	$4,832
Interest expense	19,550	20,420	86,318
Income tax (benefit) expense	(4,513)	(5,537)	2,372
Interest and investment income	(165)	(126)	(647)
Depreciation and amortization	24,996	24,214	107,982
EBITDA	$32,362	$30,658	$200,857
Impairments and disposition of assets (1)	2,934	2,917	16,991
Loss from divested clubs (2)	217	458	379
Non-cash adjustments (3)	—	463	(208)
Acquisition related costs (4)	595	686	1,318
Capital structure costs (5)	—	742	1,098
Centralization and transformation costs (6)	2,398	2,418	9,786
Other adjustments (7)	2,230	1,086	6,220
Equity-based compensation expense (8)	1,939	1,170	7,774
Deferred revenue adjustment (9)	1,066	1,392	5,093
Adjusted EBITDA	$43,741	$41,990	$249,308

	First quarter ended		Four Quarters Ended
	March 21, 2017 (12 weeks)	March 22, 2016 (12 weeks)	March 21, 2017 (52 weeks)
Net cash provided by operating activities	$17,707	$22,311	$153,050
Interest expense	19,550	20,420	86,318
Income tax (benefit) expense	(4,513)	(5,537)	2,372
Interest and investment income	(165)	(126)	(647)
Loss from divested clubs (2)	217	458	379
Non-cash adjustments (3)	—	463	(208)
Acquisition related costs (4)	595	686	1,318
Capital structure costs (5)	—	742	1,098
Centralization and transformation costs (6)	2,398	2,418	9,786
Other adjustments (7)	2,230	1,086	6,220
Deferred revenue adjustment (9)	1,066	1,392	5,093
Certain adjustments to reconcile net (loss) income to operating cash flows (10)	4,656	(2,323)	(15,471)
Adjusted EBITDA	$43,741	$41,990	$249,308

ClubCorp FY17 Q1 Earnings Release	11	Page

Exhibit 99.1

	First quarter ended		Four Quarters Ended
	March 21, 2017 (12 weeks)	March 22, 2016 (12 weeks)	March 21, 2017 (52 weeks)
Golf and Country Clubs Adjusted EBITDA	$52,822	$50,123	$263,294
Business, Sports and Alumni Clubs Adjusted EBITDA	6,664	7,274	40,851
Interest expense	(19,550)	(20,420)	(86,318)
Interest and investment income	165	126	647
Depreciation and amortization	(24,996)	(24,214)	(107,982)
Impairments and disposition of assets (1)	(2,934)	(2,917)	(16,991)
Loss from divested clubs (2)	(217)	(458)	(379)
Non-cash adjustments (3)	—	(463)	208
Acquisition related costs (4)	(595)	(686)	(1,318)
Capital structure costs (5)	—	(742)	(1,098)
Centralization and transformation costs (6)	(2,398)	(2,418)	(9,786)
Other adjustments (7)	(2,230)	(1,086)	(6,220)
Equity-based compensation expense (8)	(1,939)	(1,170)	(7,774)
Deferred revenue adjustment (9)	(1,066)	(1,392)	(5,093)
Corporate expenses and other operations (11)	(15,745)	(15,407)	(54,837)
(Loss) income before income taxes	$(12,019)	$(13,850)	$7,204
______________________

The following footnotes relate to the three preceding tables.

(1)
Includes non-cash impairment charges related to property and equipment and intangible assets and loss on disposals of assets (including property and equipment disposed of in connection with renovations).

(2)	Net loss or income from divested clubs that do not qualify as discontinued operations in accordance with GAAP.

(3)	Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. (“CCI”) in 2006 by affiliates of KSL Capital Partners, LLC (“KSL”).

(4)	Represents legal and professional fees related to the acquisition of clubs.

(5)	Represents legal and professional fees related to our capital structure, including debt issuance and amendment costs and equity offering costs.

(6)
Includes fees and expenses associated with initial compliance with Section 404(b) of the Sarbanes-Oxley Act, which were primarily incurred in fiscal year 2015 and the twelve weeks ended March 22, 2016, and related centralization and transformation of administrative processes, finance processes and related IT systems.

(7)
Represents adjustments permitted by the credit agreement governing the Secured Credit Facilities including cash distributions from equity method investments less equity in earnings recognized for said investments, income or loss attributable to non-controlling equity interests and expenses paid to an affiliate of KSL.

(8)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(9)
Represents estimated deferred revenue, calculated using current membership life estimates, related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

ClubCorp FY17 Q1 Earnings Release	12	Page

Exhibit 99.1

(10)
Includes the following adjustments to reconcile net loss to net cash provided by operating activities from our Unaudited Consolidated Condensed Statements of Cash Flows: Net change in prepaid expenses and other assets, net change in receivables and membership notes, net change in accounts payable and accrued liabilities, net change in other current liabilities, bad debt expense, equity in loss (earnings) from unconsolidated ventures, gain on investment in unconsolidated ventures, distribution from investment in unconsolidated ventures, debt issuance costs and term loan discount, accretion of discount on member deposits, net change in deferred tax assets and liabilities and net change in other long-term liabilities. Certain other adjustments to reconcile net income (loss) to net cash provided by operating activities are not included as they are excluded from both net cash provided by operating activities and Adjusted EBITDA.

(11)
Includes other business activities including ancillary revenues related to alliance arrangements, a portion of the revenue associated with upgrade offerings, costs of operations at managed clubs, corporate overhead expenses and shared services expenses.

ClubCorp FY17 Q1 Earnings Release	13	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
SUMMARIZED FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited financial information)

	First quarter ended
	March 21, 2017 (12 weeks)	March 22, 2016 (12 weeks)
Revenues
Golf and Country Clubs (1)	$179,915	$172,602
Business, Sports and Alumni Clubs (1)	39,891	39,642
Other operations	3,959	3,516
Elimination of intersegment revenues and segment reporting adjustments	(2,894)	(3,098)
Revenues relating to divested clubs (2)	407	2,211
Total consolidated revenues	$221,278	$214,873

Golf and Country Clubs Adjusted EBITDA	$52,822	$50,123
Business, Sports and Alumni Clubs Adjusted EBITDA	$6,664	$7,274
______________________

(1)
Includes segment reporting adjustments representing estimated deferred revenue, calculated using current membership life estimates, related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of CCI in 2006 and the acquisition of Sequoia Golf on September 30, 2014.

(2)	When clubs are divested, the associated revenues are excluded from segment results for all periods presented.

ClubCorp FY17 Q1 Earnings Release	14	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
For the Twelve Weeks Ended March 21, 2017 and March 22, 2016
(In thousands, except per share amounts)
(Unaudited financial information)

	First quarter ended
	March 21, 2017 (12 weeks)	March 22, 2016 (12 weeks)	% Change
REVENUES:
Club operations	$166,161	$160,689	3.4%
Food and beverage	54,061	52,856	2.3%
Other revenues	1,056	1,328	(20.5)%
Total revenues	221,278	214,873	3.0%

DIRECT AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	146,297	142,354	2.8%
Cost of food and beverage sales exclusive of depreciation	19,661	18,840	4.4%
Depreciation and amortization	24,996	24,214	3.2%
Provision for doubtful accounts	909	380	139.2%
Loss on disposals of assets	2,934	2,917	0.6%
Equity in (earnings) loss from unconsolidated ventures	(2,181)	15	(14,640.0)%
Selling, general and administrative	21,296	19,709	8.1%
OPERATING INCOME	7,366	6,444	14.3%

Interest and investment income	165	126	31.0%
Interest expense	(19,550)	(20,420)	4.3%
LOSS BEFORE INCOME TAXES	(12,019)	(13,850)	13.2%
INCOME TAX BENEFIT	4,513	5,537	(18.5)%
NET LOSS	(7,506)	(8,313)	9.7%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(17)	(101)	83.2%
NET LOSS ATTRIBUTABLE TO CLUBCORP	$(7,523)	$(8,414)	10.6%

WEIGHTED AVERAGE SHARES OUTSTANDING, BASIC	64,442	64,474	—%
WEIGHTED AVERAGE SHARES OUTSTANDING, DILUTED	64,442	64,474	—%

LOSS PER COMMON SHARE:
Net loss attributable to ClubCorp, Basic	$(0.12)	$(0.13)	7.7%
Net loss attributable to ClubCorp, Diluted	$(0.12)	$(0.13)	7.7%

Cash dividends declared per common share	$0.13	$0.13	—%

ClubCorp FY17 Q1 Earnings Release	15	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
For the Twelve Weeks Ended March 21, 2017 and March 22, 2016
(In thousands)
(Unaudited financial information)

	First quarter ended
	March 21, 2017 (12 weeks)	March 22, 2016 (12 weeks)	% Change
NET LOSS	$(7,506)	$(8,313)	9.7%
Foreign currency translation	894	(81)	1,203.7%
OTHER COMPREHENSIVE INCOME (LOSS)	894	(81)	1,203.7%
COMPREHENSIVE LOSS	(6,612)	(8,394)	21.2%
COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(17)	(101)	83.2%
COMPREHENSIVE LOSS ATTRIBUTABLE TO CLUBCORP	$(6,629)	$(8,495)	22.0%

ClubCorp FY17 Q1 Earnings Release	16	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
As of March 21, 2017 and December 27, 2016
(In thousands of dollars, except share and per share amounts)
(Unaudited financial information)

	March 21, 2017	December 27, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$53,888	$84,601
Receivables, net of allowances	84,931	79,115
Inventories	25,437	22,743
Prepaids and other assets	23,614	16,116
Total current assets	187,870	202,575
Investments	3,750	1,569
Property and equipment, net	1,564,379	1,553,382
Notes receivable, net of allowances	8,258	8,161
Goodwill	312,811	312,811
Intangibles, net	29,187	29,348
Other assets	16,591	16,615
Long-term deferred tax asset	4,253	4,253
TOTAL ASSETS	$2,127,099	$2,128,714

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$19,811	$19,422
Membership initiation deposits - current portion	173,597	170,355
Accounts payable	27,811	39,260
Accrued expenses	47,667	42,539
Accrued taxes	13,769	19,256
Other liabilities	93,925	71,092
Total current liabilities	376,580	361,924
Long-term debt	1,067,612	1,067,071
Membership initiation deposits	205,848	205,076
Deferred tax liability, net	205,088	209,347
Other liabilities	134,022	132,909
Total liabilities	1,989,150	1,976,327

EQUITY
Common stock, $0.01 par value, 200,000,000 shares authorized; 65,752,114 and 65,498,897 issued and outstanding at March 21, 2017 and December 27, 2016, respectively	658	655
Additional paid-in capital	228,042	235,871
Accumulated other comprehensive loss	(8,744)	(9,638)
Accumulated deficit	(89,783)	(82,260)
Treasury stock, at cost (192,989 shares at March 21, 2017 and December 27, 2016)	(2,258)	(2,258)
Total stockholders’ equity	127,915	142,370
Noncontrolling interests in consolidated subsidiaries and variable interest entities	10,034	10,017
Total equity	137,949	152,387
TOTAL LIABILITIES AND EQUITY	$2,127,099	$2,128,714

ClubCorp FY17 Q1 Earnings Release	17	Page

Exhibit 99.1

CLUBCORP HOLDINGS, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
For the Twelve Weeks Ended March 21, 2017 and March 22, 2016
(In thousands of dollars)
(Unaudited financial information)

	First quarter ended
	March 21, 2017 (12 weeks)	March 22, 2016 (12 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,506)	$(8,313)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	24,834	23,674
Amortization	161	540
Bad debt expense	909	421
Equity in (earnings) loss from unconsolidated ventures	(2,181)	15
Loss on disposals of assets	2,934	2,917
Debt issuance costs and term loan discount	907	1,843
Accretion of discount on member deposits	4,566	4,512
Equity-based compensation	1,939	1,170
Net change in deferred tax assets and liabilities	(4,259)	(4,844)
Net change in prepaid expenses and other assets	(10,095)	(3,898)
Net change in receivables and membership notes	(5,886)	(6,443)
Net change in accounts payable and accrued liabilities	(5,957)	(4,420)
Net change in other current liabilities	16,871	15,512
Net change in other long-term liabilities	470	(375)
Net cash provided by operating activities	17,707	22,311
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(23,432)	(20,309)
Acquisition of clubs	(9,299)	(6,600)
Proceeds from dispositions	3	8
Proceeds from insurance	60	—
Net change in restricted cash and capital reserve funds	79	88
Net cash used in investing activities	(32,589)	(26,813)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(5,104)	(4,709)
Debt issuance and modification costs	(25)	(920)
Dividends to owners	(8,568)	(8,466)
Share repurchases for tax withholdings related to certain equity-based awards	(1,257)	(226)
Proceeds from new membership initiation deposits	31	52
Repayments of membership initiation deposits	(447)	(384)
Net cash used in financing activities	(15,370)	(14,653)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(461)	81
NET DECREASE IN CASH AND CASH EQUIVALENTS	(30,713)	(19,074)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	84,601	116,347
CASH AND CASH EQUIVALENTS - END OF PERIOD	$53,888	$97,273
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for interest	$7,763	$2,359
Cash paid for income taxes	$1,026	$407

ClubCorp FY17 Q1 Earnings Release	18	Page